Exhibit 99.2

Explanatory Note

During the first quarter of 2011, Humana Inc. realigned its business segments to reflect its evolving business model. As a result, Humana reassessed and changed its operating and reportable segments effective with the filing of its Quarterly Report on Form 10-Q for the three months ended March 31, 2011. The Company currently manages and reports its operating results using the following segments: Retail, Employer Group, and Health and Well-Being Services. The Company also discloses results for Other Businesses. This Exhibit 99.2 has been revised from the “Item 6. Selected Financial Data” to Humana’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Form 10-K”) to reflect retrospective application of the new segments and reclassified historical results to conform to the new presentation.

Material revisions to the 2010 Form 10-K resulting from the Company’s new business segment reporting are highlighted in blue font. It is important to note, however, that other disclosures originally included in the 2010 Form 10-K, unrelated to the Company’s new business segment reporting, have been repeated in this Exhibit 99.2 without updates that may have been made to those disclosures in subsequent filings with the SEC. The non-updated disclosures, made as of February 17, 2011, appear in black font. For updated disclosures to these sections, you should read this Exhibit 99.2 together with the Company’s SEC filings made after February 17, 2011, including Humana’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011 and June 30, 2011.

ITEM 6.	SELECTED FINANCIAL DATA WITH RETROSPECTIVE APPLICATION OF SEGMENTS

	2010 (a)	2009	2008 (b)	2007 (c)	2006 (d)
	(in thousands, except per common share results, membership and ratios)
Summary of Operating Results:
Revenues:
Premiums	$32,712,323	$29,926,751	$28,064,844	$24,434,347	$20,729,182
Services	555,180	519,507	468,239	404,636	343,930
Investment income	329,332	296,317	220,215	314,239	291,880

Total revenues	33,596,835	30,742,575	28,753,298	25,153,222	21,364,992

Operating expenses:
Benefits	27,117,069	24,783,576	23,730,106	20,246,162	17,425,589
Operating costs	4,380,319	4,013,984	3,739,655	3,372,415	2,972,289
Depreciation and amortization	244,825	237,412	210,400	176,467	141,888

Total operating expenses	31,742,213	29,034,972	27,680,161	23,795,044	20,539,766

Income from operations	1,854,622	1,707,603	1,073,137	1,358,178	825,226
Interest expense	105,060	105,843	80,289	68,878	63,141

Income before income taxes	1,749,562	1,601,760	992,848	1,289,300	762,085
Provision for income taxes	650,172	562,085	345,694	455,616	274,662

Net income	$1,099,390	$1,039,675	$647,154	$833,684	$487,423

Basic earnings per common share	$6.55	$6.21	$3.87	$5.00	$2.97

Diluted earnings per common share	$6.47	$6.15	$3.83	$4.91	$2.90

Financial Position:
Cash and investments	$10,045,576	$9,110,738	$7,185,865	$6,690,820	$5,347,454
Total assets	16,103,253	14,153,494	13,041,760	12,879,074	10,098,486
Benefits payable	3,469,306	3,222,574	3,205,579	2,696,833	2,410,407
Debt	1,668,849	1,678,166	1,937,032	1,687,823	1,269,100
Stockholders’ equity	6,924,056	5,776,003	4,457,190	4,028,937	3,053,886

Key Financial Indicators:
Benefit ratio	82.9%	82.8%	84.6%	82.9%	84.1%
Operating cost ratio	13.2%	13.2%	13.1%	13.6%	14.1%

Medical Membership by Segment:
Retail segment:
Medical membership	3,542,200	3,729,400	4,764,900	4,780,200	4,703,100
Specialty membership	510,000	297,300	324,600	299,400	116,500

Employer Group segment:
Medical membership	3,009,500	3,117,800	3,358,400	3,256,400	3,119,900
Specialty membership	6,517,500	6,761,900	6,244,100	6,305,200	1,786,300

Other Businesses:
Medical membership	3,734,900	3,486,800	3,488,900	3,470,100	3,449,100

Consolidated:
Total medical membership	10,286,600	10,334,000	11,612,200	11,506,700	11,272,100
Total specialty membership	7,027,500	7,059,200	6,568,700	6,604,600	1,902,800

(a)	Includes the acquired operations of Concentra Inc. from December 21, 2010. Also includes the benefit of $231.2 million ($146.5 million after tax, or $0.86 per diluted common share) of prior year favorable reserve releases not in the ordinary course of business, as well as an expense of $147.5 million ($93.4 million after tax, or $0.55 per diluted common share) for the write-down of deferred acquisition costs associated with our individual major medical policies and an expense of $138.9 million ($88.0 million after tax, or $0.52 per diluted common share) associated with reserve strengthening for our closed block of long-term care policies acquired in connection with the 2007 acquisition of KMG America Corporation.
(b)	Includes the acquired operations of UnitedHealth Group’s Las Vegas, Nevada individual SecureHorizons Medicare Advantage HMO business from April 30, 2008, the acquired operations of OSF Health Plans, Inc. from May 22, 2008, the acquired operations of Metcare Health Plans, Inc. from August 29, 2008, and the acquired operations of PHP Companies, Inc. (d/b/a Cariten Healthcare) from October 31, 2008.
(c)	Includes the acquired operations of DefenseWeb Technologies, Inc. from March 1, 2007, the acquired operations of CompBenefits Corporation from October 1, 2007, and the acquired operations of KMG America Corporation from November 30, 2007. Also includes the benefit of $68.9 million ($43.0 million after tax, or $0.25 per diluted share) related to our 2006 Medicare Part D reconciliation with CMS and the settlement of some TRICARE contractual provisions related to prior years.
(d)	Includes the acquired operations of CHA Service Company from May 1, 2006.

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